UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2014 (August 21, 2014)

HealthWarehouse.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road, Florence, Kentucky		41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On August 21, 2014, HealthWarehouse.com (the “Company”) sold 8,686,670 shares of common stock, par value $0.001 per share, in a private offering to individual and institutional accredited investors at $0.15 per share.  Warrants to purchase 4,343,332 shares of common stock at $0.30 per share were issued to the purchasers in the private offering.  The warrants expire five years from the date of issuance.  The Company realized $1,303,000 in gross proceeds from the offering, or $1,224,820 in net proceeds.  The Company may issue up to $2,000,000 of common stock in the private offering.

The shares of common stock and warrants issued in the private offering were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder.

A copy of the Form of Warrant is included as Exhibit 4.1 and the Form of Subscription Agreement for the private offering is included as Exhibit 10.1, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: August 26, 2014	By:	/s/Lalit Dhadphale
		Name:	Lalit Dhadphale
		Title:	President and Chief Executive Officer